     As filed with the Securities and Exchange Commission on August 6, 1999

                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549`

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ASCENT PEDIATRICS, INC.
               (Exact Name of Issuer as Specified in Its Charter)

        DELAWARE                                           04-3047405
 (State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)

       187 BALLARDVALE STREET, SUITE B125, WILMINGTON, MASSACHUSETTS 01887
               (Address of Principal Executive Offices) (Zip Code)

                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ALAN R. FOX
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                         WILMINGTON, MASSACHUSETTS 01887
                     (Name and Address of Agent for Service)
                                 (978) 658-2500
          (Telephone number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
============================= ================ ================= ================ ==============
                                                   Proposed        Proposed
                                   Amount           Maximum         Maximum         Amount of
  Title of Securities to be        to be         Offering Price     Aggregate      Registration
         Registered              Registered        Per Share      Offering Price        Fee
----------------------------- ---------------- ----------------- ---------------- --------------
Depositary Shares, each
representing one share of      500,000 shares       $1.75(1)       $875,000(1)        $243.25
Common Stock,
$.00004 par value per share,
subject to a call option and
evidenced by a depositary
receipt
----------------------------- ---------------- ----------------- ---------------- --------------
Common Stock,                       (2)               N/A              N/A             (3)
$.00004 par value per share
============================= ================ ================= ================ ==============

---------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Depositary Shares as reported on the OTC Bulletin Board on August 3, 1999.

(2) Such number of shares of Common Stock as are represented by the Depositary Shares registered hereby.

(3) Because the Common Stock is issued for no consideration, no registration fee is required with respect thereto.

                               Page 1 of 8 pages.
                        Exhibit Index begins on page 8.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1.  PLAN INFORMATION.

         The information required by Part I is included in documents sent or given to participants in the 1999 Stock Incentive Plan of Ascent Pediatrics, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 31, 1999;

         (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 17, 1999;

         (iii) The Company's Current Reports on Form 8-K as filed with the Commission on January 8, 1999, February 22, 1999, July 2, 1999 and July 27, 1999;

         (iv) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 4, 1997, including any amendments or reports filed for the purpose of updating such description; and

         (v) The description of the Depositary Shares of the Company contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on May 27, 1999 and as amended on such date, including any other amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION.

         Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

         Article NINTH also permits the Registrant to purchase and maintain insurance, at the Registrant's expense, to protect any director against any expense, liability or loss incurred by such director in such capacity or arising out of his status as such.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         1.  The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts on the 6th day of August, 1999.

                                     ASCENT PEDIATRICS, INC.


                                     By:   /s/ Alan R. Fox
                                         ---------------------------------------
                                           Alan R. Fox
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Ascent Pediatrics, Inc. hereby severally constitute Alan R. Fox, John G. Bernardi and David E. Redlick, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Ascent Pediatrics, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the 6th day of August, 1999.

 Signature                                  Title

  /s/ Alan R. Fox                   President, Chief Executive Officer and
-------------------------------     Director
Alan R. Fox                         (Principal Executive Officer)

  /s/ John G. Bernardi              Vice President, Finance and Treasurer
-------------------------------     (Principal Financial and Accounting Officer)
John G. Bernardi
                  [Signature page to 1999 Stock Incentive Plan]

  /s/ Emmett Clemente, Ph.D.        Chairman of the Board of Directors
-------------------------------
Emmett Clemente, Ph.D.


  /s/ Robert E. Baldini             Vice Chairman of the Board of Directors
-------------------------------
Robert E. Baldini


  /s/ Thomas L. Anderson            Director
-------------------------------
Thomas L. Anderson


  /s/ Raymond F. Baddour, Ph.D.     Director
-------------------------------
Raymond F. Baddour, Ph.D.


  /s/ Nicholas Daraviras            Director
-------------------------------
Nicholas Daraviras


                                    Director
-------------------------------
Andre Lamotte, Sc.D.


  /s/ James Luikart                 Director
-------------------------------
James Luikart


  /s/ Lee J. Schroeder              Director
-------------------------------
Lee J. Schroeder




                  [Signature page to 1999 Stock Incentive Plan]

                                  EXHIBIT INDEX


Number            Description
------            -----------

4.1(1) Second Amended and Restated Certificate of Incorporation of the Registrant.

4.2(1)            Amended and Restated By-laws of the Registrant.

4.3 Certificate of Merger of Bird Merger Corporation into Ascent Pediatrics, Inc., dated July 23, 1999.

4.4(3) Depositary Agreement dated as of February 16, 1999, as amended by the Supplemental Agreement, by and among the Registrant, Alpharma USPD Inc. and State Street Bank and Trust Company.

4.5(4) Supplemental Agreement dated as of July 1, 1999 by and among the Registrant, Alpharma Inc., Alpharma USPD Inc., State Street Bank and Trust Company and each of the Original Lenders named therein.

4.6(3)            Form of Depositary Receipt of the Registrant.

5.1               Opinion of Hale and Dorr LLP, counsel to the Registrant.

23.1              Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3              Consent of KPMG LLP.

24.1 Power of Attorney (included in the signature pages of this Registration Statement).

------------

(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-23319), and incorporated herein by reference.

(2) Previously filed with the Commission on June 2, 1998 as an Exhibit to the Registrant's Current Report on Form 8-K and incorporated herein by reference.

(3) Previously filed with the Commission on February 22, 1999 as an Exhibit to the Registrant's Current Report on Form 8-K and incorporated herein by reference.

(4) Previously filed with the Commission on July 2, 1999 as an Exhibit to the Registrant's Post-Effective Amendment to its Registration Statement (File No. 333-79383) and incorporated herein by reference.